SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

                    GAMCO INVESTORS, INC.
                                 7/31/01            5,000             7.4640
                                 7/27/01            1,700             7.7471
                                 7/26/01            5,000             7.7100
                                 7/25/01            3,500             7.2994
                                 7/24/01            1,000             7.3400
                                 7/19/01            1,300             7.2000
                                 7/17/01            1,000-            6.5000
                                 7/17/01            5,000             6.6300
                                 7/16/01           12,000             6.4486
                                 7/16/01            2,000             6.4486
                    GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 7/31/01           10,000             7.4980
                         GABELLI ASSET FUND
                                 7/26/01           10,000             7.5812
                         GABELLI CAPITAL ASSET FUND
                                 7/19/01            5,000             7.0750


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.